                                 LYDALL, INC.
                                 Exhibit 11.1

Schedule of Computation of Weighted Average Shares Outstanding

                                                      December 31,
                                              ----------------------------
In thousands                                    1995       1994       1993
                                                ----       ----       ----
Primary
-------

    Weighted average number of
       common shares                          17,263     16,637     16,439

    Additional shares assuming
      conversion of stock options
      and warrants                             1,050      1,315      1,143
                                              ------     ------     ------
    Weighted average common shares
      and equivalents outstanding             18,313     17,952     17,582
                                              ------     ------     ------

Fully Diluted
-------------

    Weighted average number of
      common shares                           17,263     16,637     16,439

    Additional shares assuming
      conversion of stock options
      and warrants                             1,071      1,335      1,146
                                              ------     ------     ------
    Weighted average common shares
      and eqivalents outstanding              18,334     17,972     17,585
                                              ------     ------     ------

1994 and 1993 have been restated to reflect a two-for-one stock split distributed in 1995.